Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: Pacific Asia Petroleum, Inc.

We consent to the incorporation by reference in the Registration Statement No. 333-152061 on Form S-8 and related Prospectus of Pacific Asia Petroleum, Inc. pertaining to the 2007 Stock Plan of the Company (the “Plan”), certain restricted stock issued under the Plan, and certain non-Plan options, of our report dated February 27, 2009, relating to consolidated balance sheets of Pacific Asia Petroleum, Inc. and its subsidiaries (the “Company”) (a development stage company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2008 and the period August 25, 2005 (date of inception) through December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, as appearing in this Annual Report on Form 10-K/ A .

/s/ RBSM, LLP

New York, New York
January 6, 2010